                                                                     EXHIBIT 1.1




                          2,700,000 SHARES OF COMMON STOCK
                                  CLAIMSNET.COM INC.
                                UNDERWRITING AGREEMENT


                                                           , 1997

Hampshire Securities Corporation
640 Fifth Avenue, 4th Floor
New York, New York 10019

On behalf of itself and the other
several Underwriters named in
Schedule I attached hereto

Gentlemen:

         The undersigned, Claimsnet.com Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby confirms its agreement with Hampshire Securities Corporation (individually, "Hampshire," and, as representative (the "Representative") of the several underwriters named in Schedule I hereto (the "Underwriters")), and the Underwriters as follows:

         1.   INTRODUCTION.

         (a) The Company proposes to issue and sell to the Underwriters an aggregate of 2,700,000 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"). Such 2,700,000 shares of Common Stock are hereinafter referred to as the "Firm Stock."

         (b) Solely for the purpose of covering over-allotments, if any, the Company proposes to grant to the Underwriters an option (the "Over-allotment Option") to purchase 405,000 shares of Common Stock. Such shares of Common Stock are hereinafter referred to as the "Additional Stock." The Firm Stock and the Additional Stock are hereinafter referred to collectively as the "Stock."

         (c) The Company proposes to sell to Hampshire, individually and not as Representative, 270,000 warrants (the "Representative's Warrants") to purchase up to an aggregate of 270,000 shares of Common Stock (the "Warrant Shares") for a purchase price of $0.001 per warrant, or an aggregate purchase price of $270.00. The Representative's Warrants will have an exercise price per share equal to 110% of the public offering price per share. The Representative's Warrants shall be substantially in the form filed with the National Association of Securities Dealers, Inc. ("NASD"). The Representative's Warrants and the Warrant Shares are hereinafter referred to collectively as the "Representative's Securities." The Stock and the Representative's Securities are hereinafter referred to collectively as the "Securities."

         2.   REPRESENTATIONS AND WARRANTIES.

         The Company, represents and warrants to, and agrees with, the Underwriters that:

         (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed one or more
amendments thereto, on Form S-1 (Registration No. 333-   ), including in such
registration statement and each such amendment a related preliminary prospectus, for the registration of the Stock under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "Registration Statement" shall refer to such registration statement referred to in the first sentence of this Section 2(a), as amended, on file with the Commission at the time such registration statement is declared by the Commission to be effective under the Securities Act (including the prospectus, financial statements, and exhibits filed as a part thereof, provided, however, that such registration statement, at the time it is declared by the Commission to be effective under the Securities Act, may omit such information as is permitted to be omitted from such registration statement when it becomes effective under the Securities Act pursuant to Rule 430A of the General Rules and Regulations of the Commission under the Securities Act (the "Regulations"), which information (the "Rule 430A Information") shall be deemed to be included in such registration statement when a final prospectus is filed with the Commission in accordance with Rules 430A and 424(b)(1) or (4) of the Regulations); the term "Preliminary Prospectus" shall refer to each prospectus included in the Registration Statement, or any amendments thereto, before the Registration Statement is declared by the Commission to be effective under the Securities Act, the form of prospectus omitting Rule 430A Information included in the Registration Statement when the Registration Statement becomes effective under the Securities Act, if applicable (the "Rule 430A Prospectus"), and any prospectus filed by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Regulations, and the term "Prospectus" shall refer to (x) if the Company relies on Rule 434 of the Regulations, the Term Sheet (as defined below) relating to the Stock that is first filed pursuant to Rule 424(b)(7) of the Regulations, together with the Preliminary Prospectus identified therein that the Term Sheet supplements, or
(y) if the Company does not rely on Rule 434 of the Regulations, the final prospectus forming a part of the Registration Statement in the form first filed with the Commission pursuant to Rule

424(b)(1) or (4) of the Regulations or, if no such filing is required, the form of final prospectus forming a part of the Registration Statement. "Term Sheet" shall mean any term sheet thereof satisfies the requirements of Rule 434 of the Regulations. The date on which the Registration Statement is declared effective by the Commission is referred to as the "Effective Date." For purposes of this Agreement, all references to the Registration Statement, Prospectus, Preliminary Prospectus or Term Sheet or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system ("EDGAR").

         (b) When the Registration Statement becomes effective under the Securities Act, and at all times subsequent thereto up to and including the Closing Date (as defined in Section 3(a)) and each Additional Closing Date (as defined in Section 3(b)), and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, and during such longer period until any post-effective amendment thereto shall become effective under the Securities Act, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all statements which are required to be stated therein in accordance with the Securities Act and the Regulations, will comply with the Securities Act and the Regulations in all material respects, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statements were made, not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; if a Rule 430A Prospectus is included in the Registration Statement at the time it is declared by the Commission to be effective under the Securities Act, the Prospectus filed pursuant to Rules 430A and 424(b)(1) or (4) of the Regulations will contain all Rule 430A Information and all statements which are required to be stated therein in accordance with the Securities Act or the Regulations, will comply with the Securities Act and the Regulations in all material respects, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Preliminary Prospectus, as of the date filed with the Commission, contained all statements required to be stated therein, in the light of the circumstances under which such statements were made, in accordance with the Securities Act and the Regulations, complied with the Securities Act and the Regulations in all material respects, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statements were made, not misleading, except that no representation or warranty is made in this Section 2(b) with respect to statements or omissions made in reliance upon, and in conformity with, written information furnished to the Company as stated in Section 8(b) with respect to any

Underwriter by, or on behalf of, such Underwriter expressly for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto. Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Stock will, at the time of delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Securities Act.

         (c) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of or preventing or suspending the use of, the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration, qualification or exemption of the Securities nor has any of such authorities instituted or to its best knowledge threatened to institute any proceedings with respect to a Stop Order.

         (d) Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.

         (e) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, except where the failure to obtain such consents, authorizations, approvals, orders, licenses, certificates and permits would not, individually or in the aggregate, have a material adverse effect on the business, assets, future prospects, results of operations or financial condition of the Company (a "Material Adverse Effect"). The Company is duly qualified to do business as a foreign corporation and is in good standing as such in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary, except where the failure to so qualify will not have a Material Adverse Effect. A complete and correct copy of the Certificate of Incorporation and By-Laws of the Company, as currently in effect, have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

         (f)  The Company has no subsidiaries (as defined in the Regulations).

         (g) The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, of which 4,000,000 shares of Common Stock are issued and outstanding, and 4,000,000 shares of Preferred Stock, par value $0.001 per share, no shares of which are outstanding. Each outstanding share of Common Stock is validly authorized and issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive or similar rights of shareholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, shares of capital stock of the Company, except as may be properly described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company, except as may be properly described in the Prospectus. The certificates evidencing the shares of Common Stock are in due and proper form.

         (h) The financial statements of the Company and Medica Systems, Inc. ("Medica") included in the Registration Statement and the Prospectus fairly present, with respect to the Company, and Medica, as the case may be, the financial position, the results of operations, the cash flows, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and are in accordance with the books and records of the Company and Medica, as the case may be. King Griffen & Adamson P.C., the accountants whose report on the audited financial statements is filed with the Commission as a part of the Registration Statement, are, and during the periods covered by its report included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company and Medica within the meaning of the Securities Act and the Regulations. The selected and summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis substantially consistent with the financial statements presented therein. [The pro forma financial statements and other pro forma financial information included in the Prospectus have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are, in the Company's opinion, reasonable.] No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectus. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company from the latest information set forth in the Registration Statement or the Prospectus, except as may be described in the Prospectus.

         (i) The Company has a duly authorized and outstanding capitalization as disclosed in the Prospectus under "Capitalization" and will have the adjusted capitalization set forth therein at the Closing Date (based on the assumptions set forth therein). The financial information and data set forth in the Prospectus under

"Prospectus Summary," "Risk Factors," "Use of Proceeds," "Dilution," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and "Management," are fairly presented and prepared on a basis consistent with the audited financial statements of the Company.

         (j) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or, to the best knowledge of the Company, threatened with respect to the Company or any of its operations, businesses, properties, or assets, except as may be described in the Prospectus or such as individually or in the aggregate do not now have, and will not in the future have, a Material Adverse Effect. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be described in the Prospectus or such as in the aggregate do not now have, and will not in the future have, a Material Adverse Effect nor is the Company currently required to take any action in order to avoid any such violation or default.

         (k) The Company has good and marketable title to all properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages, except as may be described in the Prospectus. No real property owned, leased, licensed, or used by the Company lies in an area which is, or to the knowledge of the Company will be, subject to zoning, use, or building code restrictions which would prohibit the present or contemplated use thereof in a material respect, and, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company as presently conducted or as the Prospectus indicates it contemplates conducting, except as may be described in the Prospectus.

         (l) Neither the Company, nor to the knowledge of the Company, any other party is now, or is expected by the Company to be, in violation or breach of, or in default with respect to, any provision of any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and effect and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its respective terms, except in each case, that which would not have a Material Adverse Effect. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating, except where the failure of such possession would not have a Material Adverse Effect. Except as described in the Prospectus, the Company is not a party to, or bound by, any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had, or may in the future have, a Material Adverse Effect. The Company is not violation or breach of, or in default with respect to, any term of its Certificate of Incorporation and By-Laws.

         (m) The Company owns or possesses adequate licenses or other rights to use, free and clear of all liens, charges, claims, encumbrances and restrictions of any kind whatsoever, all patents, patent rights, inventions, trade secrets, technology, licenses, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names, and copyrights described or referred to in the Prospectus as owned or used by it or which are necessary for the conduct of its business as currently conducted as described in the Prospectus and, to the best knowledge of the Company, its business as contemplated as described in the Prospectus. To the best knowledge of the Company, all such patents, patent rights, licenses, trademarks, service marks, and copyrights are valid and enforceable, are not being infringed by any third parties which infringement could, singly or in the aggregate, have a Material Adverse Effect, and are uncontested by any third party. Except as disclosed in the Registration Statement and the Prospectus, the Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, tradename, copyright, trade secret, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. The Company has no knowledge of, nor has it received any notice of, infringement of, or conflict with, asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding could have a Material Adverse Effect.

         (n) The Company owns and has the right to use all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information that are material to its business, properties and operations.

         (o) Neither the Company, nor, to the best knowledge of the Company, any director, officer, agent, employee, or other person associated with, or acting on behalf of, the Company has, directly or indirectly used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

         (p) The Company has all requisite power and authority to execute, deliver, and perform this Agreement and the Representative's Warrants. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance by the Company of this Agreement and the Representative's

Warrants. This Agreement has been duly authorized, executed, and delivered by the Company and is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. The Representative's Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be legal, valid, and binding obligations of the Company, each enforceable as to the Company in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement or the Representative's Warrants, except filings under the Securities Act which have been or will be made before the Closing Date, and consents consisting only of consents under "blue sky" or securities laws, which have been obtained at or prior to the date of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement and the Representative's Warrants, and the execution, delivery, and performance of this Agreement and the Representative's Warrants will not violate, result in a breach of, conflict with, result in the creation or imposition of any lien, charge, or encumbrance upon any properties or assets of the Company pursuant to the terms of, or, with or without the giving of notice or the passage of time or both, entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate, result in a breach of, or conflict with any term of the Certificate of Incorporation and By-Laws of the Company or violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets are subject.

         (q) The Stock is validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or similar rights of stockholders, and the Underwriters will receive good title to the Stock purchased by them, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. The Stock conforms to all statements relating thereto contained in the Registration Statement and the Prospectus.

         (r) The Warrant Shares are validly authorized and have been duly and validly reserved for issuance and, when issued and delivered upon exercise of the Representative's Warrants in accordance with the terms thereof, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or similar rights of stockholders, and the holders of the Representative's Warrants will receive good title to the securities purchased by them upon the exercise of the Representative's Warrants, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. The Representative's Securities conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

         (s) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be described in the Registration Statement or Prospectus, the Company has not (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) entered into any material transaction not in the ordinary course of business, (iii) declared or paid any dividend on its shares of Common Stock, or (iv) experienced any changes or any development which could reasonably be expected to have a Material Adverse Effect.

         (t) Neither the Company, nor any of its officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Stock.

         (u) The Company has obtained from each of its directors, officers and stockholders holding an aggregate of 4,000,000 shares of Common Stock a written agreement, in form and substance satisfactory to counsel for the Underwriters, that, for a period of 18 months from the Effective Date he, she, or it will not, without the prior written consent of the Representative, directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, shares of Common Stock or other securities of the Company, including, without limitation, any shares of Common Stock issuable pursuant to the terms of any employee stock options, provided, however, that such persons may offer, sell, contract to sell, grant an option for the sale of, or otherwise dispose of all or any part of his, her, or its shares of Common Stock or other such security or instrument of the Company during such period if such transaction is private in nature and the transferee of such shares of Common Stock or other securities or instruments agrees, prior to such transaction, to be bound by all of the provisions of such agreement.

         (v) During the two-year period commencing on the effective date of the Registration Statement, the Representative shall have the right of first refusal (on terms at least as favorable as can be obtained from other sources) to act as underwriter, placement agent or investment banker, as the case may be, for any and all public offerings or private placements of the Company's securities, or any merger, acquisition, or disposition of assets of the Company, if the Company uses a lead manager, placement agent or investment banker performing such functions for a fee. The Representative shall advise the Company no later than seven days following the submission to the Representative in writing of such proposed transaction(s) of its election to exercise said right. If any such proposal is not accepted by the Representative, but later modified, the Company will resubmit such proposal to the Representative. Should the Representative elect, at any time, not to exercise said right, the Representative's right of first refusal regarding future financings shall be unaffected.

         (w) The Company is not, and does not intend to conduct its business in a manner in which it would be required to register as, an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations promulgated thereunder.

         (x) All issuances and sales of securities by the Company prior to the date hereof were exempt from registration under the Securities Act and complied in all respects with the provisions of all applicable federal and state securities laws. No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, which right has not been waived, except as set forth in the Prospectus, and no holder of any security of the Company has the right to demand registration of any security owned by such holder during the period ending 18 months after the date of the Prospectus, except as set forth in the Prospectus.

         (y) Except as may be set forth in the Prospectus, and except for the payment of an aggregate of $__________ in full satisfaction of all obligations to National Securities Corp., the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

         (z) No officer, director, or shareholder of the Company has any affiliation or association with the NASD or any member thereof, except as disclosed in writing to the Underwriters.

         (aa) The Company has filed all necessary federal, state, local, and municipal, and all foreign income and franchise tax returns and other reports required to be filed and has paid all taxes shown as due thereon and all assessments received by it to the extent that the same have become due. The provisions for income taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement and the Prospectus are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such financial statements, and there is no material tax deficiency which has been, or, to the knowledge of the Company, might be, asserted against the Company. Except as disclosed in writing to the Underwriters, or set forth in the Registration Statement and the Prospectus, the Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and the Company is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company.

         (ab) To the best knowledge of the Company, none of the activities or business of the Company is in violation of, or will cause the Company to violate, any law, rule, regulation, or order of the United States, or any country, municipality or locality, or of any agency or body of the United States or of any state, municipality or locality thereof, the violation of which would have a Material Adverse Effect.

         (ac) The Common Stock has been approved for quotation on the Nasdaq National Market subject to official notice of issuance.

         (ad) The Company maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. The Company has not been refused any casualty insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. All such insurance is outstanding and duly in force on the date hereof.

         (ae) The Company is in compliance with all applicable laws or regulations relating to pollution or protection of human health or the environment ("Environmental Laws") in the states and countries in which it has facilities or operates, except where the failure to be in compliance would not have a Material Adverse Effect. The Company has not authorized, conducted or has knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquified gas or synthetic gas, defined or regulated under any Environmental Law on, in or under any property currently leased or owned or by any means controlled by the Company (the "Real Property") in violation of any applicable law, except for any violation which would not have a Material Adverse Effect; there is no pending or, to the Company's knowledge, threatened claim, action, litigation or any administrative agency proceeding involving the Company or any of its properties, nor has the Company received any written notice, or any oral notice to any executive officer of the Company or any other employee responsible for receipt of any such notice, from any governmental entity or third party, that (A) alleges a violation of any Environmental Laws by the Company or any person or entity whose liability for a violation of an Environmental Law the Company has retained or assumed either contractually or by operation of law, which liability or violation could be reasonably expected to have a Material Adverse Effect, (B) alleges the Company is a liable party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., or any state superfund law,
(C) alleges possible contamination of the environment by the Company or (D) alleges possible contamination of the Real Property.

         (af) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (ag) The Company is not involved in any labor dispute and, to the knowledge of the Company, no such dispute is threatened.

         (ah) The Company is not presently doing business with the government of Cuba or with any person or affiliate located in Cuba. If, at any time after the date on which the Registration Statement is declared by the Commission to be effective under the Securities Act or with the Florida Department of Banking and Finance (the "Florida Department"), whichever is later, and prior to the end of the period referred to in the first clause of Section 2(b) hereof, the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba, the Company will so inform the Florida Department within 90 days after such commencement of business in Cuba, and, during the period referred to in Section 2(b) hereof, will inform the Florida Department within 90 days after any change occurs with respect to previously reported information.

         3.   PURCHASE, SALE, AND DELIVERY OF THE STOCK AND THE
              REPRESENTATIVE'S WARRANTS.

         (a) On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, the number of shares of Firm Stock set forth opposite the respective names of the Underwriters in Schedule I hereto.

         The purchase price per share of the Firm Stock to be paid by the several Underwriters shall be $______. The initial public offering price per share of the Firm Stock shall be $______.

         Payment for the Firm Stock by the Underwriters shall be made by certified or official bank check in New York Clearinghouse (next day) funds or by electronic wire transfer of next day funds, payable to the order of the Company, at the offices of Hampshire Securities Corporation, 640 Fifth Avenue, 4th Floor, New York, New York 10019, or at such other place in the New York City metropolitan area as the Representative shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the Firm Stock to the Representative for the respective accounts of the Underwriters. Such delivery and payment shall be made at 10:00 a.m., New York City local time, on the third or fourth business day (as permitted under

Rule 15c6-1 under the Securities Exchange Act of 1934, as amended) following the time of the initial public offering, as defined in Section 11(a) hereof, or at such other time as shall be agreed upon between the Representative and the Company. The time and date of such delivery and payment are hereinafter referred to as the "Closing Date."

         Certificates representing the Firm Stock shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company shall permit the Representative to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

         (b) The Company hereby grants to the Underwriters an Over-allotment Option to purchase up to 405,000 shares of Common Stock, as may be necessary to cover over-allotments, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Stock as provided for in this
Section 3. The Over-allotment Option may be exercised only to cover over-allotments in the sale of Stock by the Underwriters. The Over-allotment Option may be exercised by the Underwriters on the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the 45th day following the Effective Date by written notice by the Underwriters to the Company. Such notice shall set forth the aggregate number of shares of Additional Stock as to which the Over-allotment Option is being exercised, the name or names in which the certificates representing the Additional Stock are to be registered, the authorized denominations in which the Additional Stock are to be registered, and the time and date, as determined by the Underwriters, when such shares of Additional Stock are to be delivered (each such time and date are hereinafter referred to as an "Additional Closing Date"), provided, however, that no Additional Closing Date shall be earlier than the Closing Date nor earlier than the second business day after the date on which the notice of the exercise of the Over-allotment Option shall have been given nor later than the eighth business day after the date on which such notice shall have been given.

         In the event that the Company declares or pays a dividend or a distribution on the shares of Common Stock, whether in the form of cash, shares of Common Stock or other consideration, prior to the Additional Closing Date, such dividend or distribution shall also be paid on the Additional Stock on the later of the Additional Closing Date and the date on which such dividend or distribution is payable.

         Payment for the Additional Stock by the Underwriters shall be made by certified or official bank check in New York Clearinghouse (next day) funds or by electronic wire transfer of next day funds, payable to the order of the Company at the offices of Hampshire Securities Corporation, 640 Fifth Avenue, 4th Floor, New York, New York 10019, or at such other place in the New York City metropolitan area as the Representative shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the Additional Stock to the Underwriters.

         Certificates for the Additional Stock shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full business days prior to the Additional Closing Date with respect thereto. The Company shall permit the Underwriters to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date with respect thereto.

         (c) The Company hereby agrees to issue and sell to the Representative and/or its designees on the Closing Date the Representative's Warrants to purchase the Warrant Shares for an aggregate purchase price for the Representative's Warrants of $270.00.

         Delivery and payment for the Representative's Warrants shall be made on the Closing Date. The Company shall deliver to the Representative, upon payment therefor, certificates representing the Representative's Warrants in the name or names and in such authorized denominations as the Representative may request. The Representative's Warrants shall be exercisable for a period of four years commencing one year from the date on which the Registration Statement was declared effective under the Securities Act at an initial exercise price per Warrant Share equal to $____.

         (d) It is understood that the Representative may (but shall not be obligated to) make any and all the payments required pursuant to this Section 3 on behalf of any Underwriters whose check or checks shall not have been received by the Representative at the time of delivery of the Stock to be purchased by such Underwriter or Underwriters. Any such payment by the Representative shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

         4. OFFERING. The Underwriters are to make a public offering of the Firm Stock as soon, on or after the date on which the Registration Statement becomes effective under the Securities Act, as the Underwriters deem it advisable so to do. The Firm Stock is to be initially offered to the public at the initial public offering price as provided for in Section 3(a) (such price being hereinafter referred to as the "public offering price"). After the initial public offering, the Underwriters may from time to time increase or decrease the public offering price, in the sole discretion of the Underwriters, by reason of changes in general market conditions or otherwise.

         5. COVENANTS. The Company covenants with the Underwriters that it will:

         (a) Use its best efforts to cause the Registration Statement to become effective under the Securities Act as promptly as possible, and notify the Underwriters and counsel to the Underwriters immediately, and confirm such notice in writing, (i) when the Registration Statement and any post-effective amendment thereto, (ii) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, (iii) of the filing with the Commission of any supplement to the Prospectus, and (iv) of the receipt of any notification with respect to a Stop Order by the Commission. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible. If the Registration Statement has become or becomes effective under the Securities Act with a form of prospectus omitting Rule 430A information, or filing of the Prospectus with the Commission is otherwise required under Rule 424(b) of the Regulations, the Company will file with the Commission the Prospectus, properly completed, pursuant to Rule 424(b) of the Regulations within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing.

         (b) During the time when a prospectus relating to the Firm Stock or the Additional Stock is required to be delivered hereunder or under the Securities Act or the Regulations, comply with all requirements imposed upon it by the Securities Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Firm Stock and the Additional Stock in accordance with the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the Firm Stock or the Additional Stock is required to be delivered hereunder or under the Securities Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or of counsel for the Underwriters, the Registration Statement or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act or the Regulations, the Company will immediately notify the Underwriters and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective under the Securities Act as soon as possible. The Company will not file any amendment of or supplement to the Registration Statement or Prospectus which is not approved by the Underwriters after reasonable notice from the Company to the Underwriters, which approval shall not be unreasonably withheld or delayed.

         (c) Deliver without charge to the Underwriters such number of copies of each Preliminary Prospectus as may reasonably be requested by such Underwriters and, as soon as the Registration Statement, or any amendment thereto, becomes effective under the Securities Act or a supplement is filed with the Commission, deliver without charge to the Underwriters one signed copy of the Registration Statement, including exhibits, or such amendment thereto, as the case may be, and two copies of any supplement thereto, and deliver without charge to the Underwriters such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits, as the Underwriters may request for the purposes contemplated by the Securities Act.

         (d) Endeavor in good faith, in cooperation with the Underwriters, at or prior to the time the Registration Statement becomes effective under the Securities Act, to qualify the Stock for offering and sale under the "blue sky" or securities laws of such jurisdictions as may be designated by the Underwriters, provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriters agrees in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

         (e) Make generally available, within the meaning of Section 11(a) of the Securities Act and the Regulations, to its security holders as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days, if such 12-month period coincides with the Company's fiscal year), an earnings statement, which need not be certified by independent certified public accountants unless required by the Securities Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Securities Act and the Regulations, covering a period of at least 12 months beginning after the date on which the Registration Statement was declared effective under the Securities Act. The Company will furnish to its stockholders a copy of its annual reports containing financial statements audited by the Company's independent accountants and quarterly reports containing unaudited financial information for the first three quarters of each year.

         (f) For a period of 18 months after the date of the Prospectus, not, without the prior written consent of the Representative, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company, or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, shares of Common Stock, except as contemplated by Section 3 hereof and except for (i) the issuance of stock options, or shares of Common Stock issuable upon the exercise thereof, which have been or may be granted pursuant to the Company's existing stock option plans, up to an aggregate of [600,000] shares of Common Stock, as described in the Prospectus and (ii) the issuance of the Warrant Shares upon exercise of the Representative's Warrants.

         (g) For a period of five years after Effective Date furnish the Representative without charge, the following:

              (i) within 90 days after the end of each fiscal year, one copy of financial statements certified by independent certified public accountants, including a balance sheet, statement of income, and statement of changes in cash flows of the Company and its then existing subsidiaries, if any, with supporting schedules, prepared in accordance with generally accepted accounting principles as at the end of such fiscal year and for the 12 months then ended, which may be on a consolidated basis;

              (ii) as soon as practicable after they have been sent to stockholders of the Company or filed with, or furnished to, the Commission or the NASD, one copy of each annual and interim financial and other report or communication sent by the Company to its stockholders or filed with, or furnished to, the Commission or the NASD;

              (iii) as soon as practicable, one copy of every press release and every material news item and article in respect of the Company, including any subsidiary, or its affairs which was released by the Company; and

              (iv) such additional documents and information with respect to the Company, and its affairs, as the Representative may from time to time reasonably request, provided, however, that such additional documents and information shall be received by the Representative on a confidential basis, unless otherwise disclosed to the public, and shall not be used in violation of the laws of the federal securities laws and the rules and regulations promulgated thereunder.

         (h) Apply the net proceeds received by the Company from the offering contemplated by this Agreement in the manner set forth under the heading "Use of Proceeds" in the Prospectus.

         (i) Furnish to the Underwriters as early as practicable prior to the Closing Date and each Additional Closing Date, if any, as the case may be, but not less than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(f) hereof.

         (j) File no amendment or supplement to the Registration Statement or Prospectus at any time, whether before or after the date on which the Registration Statement was declared effective under the Securities Act, unless such filing shall comply with the Securities Act and the Regulations, and unless the Representative shall previously have been advised of such filing and furnished with a copy thereof, and the Representative shall have approved such filing in writing, such approval not to be unreasonably withheld. Until the later of (i) the completion by the Underwriters of the distribution of the Stock (but in no event more than nine months after the date on which the Registration Statement shall have been declared effective under the Securities Act) and (ii) 25 days after the date on which the Registration Statement shall have been declared effective under the Securities Act, the Company will prepare and file with the Commission, promptly upon the Representative's request, any amendments or supplements to the Registration Statement or the Prospectus which, in the Representative's reasonable opinion and the reasonable opinion of its counsel, may be necessary or advisable in connection with the distribution of the Stock.

         (k) File timely with the Commission an appropriate form with respect to the registration of the shares of Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to become effective under the Exchange Act concurrently with the effectiveness of the Registration Statement under the Securities Act and comply with all registration, filing, and reporting requirements of the Exchange Act, which may from time to time be applicable to the Company.

         (l) Comply with all provisions of all undertakings contained in the Registration Statement.

         (m) Prior to the later of 25 days after the Effective Date or any Additional Closing Date, as the case may be, issue no press release or other communication, directly or indirectly, and hold no press conference with respect to the Company, the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company or this offering, without the prior written consent of the Representative, which consent shall not be unreasonably withheld.

         (n) Make all filings required to maintain the inclusion of the Company Stock on the Nasdaq National Market for at least five years from the date of this Agreement.

         (o) On the Closing Date, sell to the Representative, the Representative's Warrants at an aggregate price equal to $270.00, which Representative's Warrants shall be substantially in the form filed with the NASD.

         (p) Until expiration of the Representative's Warrants, keep reserved sufficient shares of Common Stock for issuance upon exercise of the Representative's Warrants.

         (q) Deliver to the Representative, without charge, within a reasonable period after the last Additional Closing Date or the expiration of the period during which the Representative may exercise the Over-allotment Option, five sets of bound volumes of the Registration Statement and all related materials to the individuals designated by the Representative or counsel to the Representative.

         (r) For a period of three years from the Effective Date, provide, at its sole expense, to the Representative copies of the Company's daily transfer sheets, if so requested by the Representative.

         (s) For a period of three years from the Effective Date, the Company shall use its best efforts to cause two persons to be elected to the Company's Board of Directors who are deemed to be independent of the Company's management within the meaning of the rules of the Nasdaq National Market.

         (t) For a period of three years from the Effective Date, the Representative shall have the right to appoint a designee as an observer of the Company's Board of Directors. Such observer will have the right to attend all meetings of the Board of Directors (and participate in all telephonic conference calls of the Board). Such observer shall be entitled to receive reimbursement for all out-of-pocket expenses incurred in attending such meetings, including, but not limited to, food, lodging and economy transportation. The Representative shall be given notice of such meetings at the same time and in the same manner as directors of the Company are informed. The Representative and such observer shall be indemnified to the same extent as the other independent directors. The Company will use its best efforts to purchase directors and officers insurance in an amount of not less than $2,000,000; provided, however, that the Company shall not be required to pay more than $50,000 per year in order to maintain such insurance, and if insurance in such amount is not available at such cost, the Company shall purchase that amount of such insurance which is available at a cost of $50,000 per year. The Company will use its best efforts to extend the coverage of such insurance to the observer.

         (u) Maintain key-person life insurance, written by such insurance company or agency which is reasonably acceptable to the Representative, payable to the Company on the life of Bo W. Lycke, President of the Company in the amount of at least $1,000,000, for the period of time equal to the longer of three years from the Effective Date and the term of the employment agreement between the Company and Mr. Lycke.

         (v) Cause stockholders owning at least five percent (5%) of the Company's outstanding shares of Common Stock as of the date hereof, and use its best efforts to cause stockholders owning at least five percent (5%) of the Company's outstanding shares of Common Stock immediately following the Closing Date, to grant to the Representative a preferential right for a period of 18 months following the Effective Date to sell for the account of such holder any securities sold pursuant to Rule 144 under the Securities Act. Each of such holders shall agree to consult with the Representative with regard to any such sale and will offer the Representative the exclusive opportunity to sell such securities on terms at least as favorable to such holder as such holder can secure elsewhere. If the Representative fails to accept in writing any such proposal for sale by such holder within seven (7) business days after receipt of a notice containing such proposal, then the Representative shall have no claim or right with respect to any such sales contained in such notice. If, thereafter, such proposal is modified in any material respect, such holders shall adopt the same procedure as with respect to the original proposal.

         (w) Except as set forth in the second sentence of this Section 5(w), until the expiration of three years from the Effective Date, the Company will not effect a change in the independent certified public accountants for the Company unless either the Company has received the Representative's prior written consent or such substitute independent certified public accountant is one of the "big six" firms. For all fiscal periods commencing on or after January 31, 1998, the Company will retain as its independent certified public accountants, the firm of Ernst & Young LLP or another "big six" firm.

         6. PAYMENT OF EXPENSES. The Company hereby agrees to pay all expenses (other than fees of counsel for the Underwriters, except as provided in subdivision (c) of this Section 6) in connection with (a) the preparation and printing of the Registration Statement including all amendments thereto, the Prospectus, this Agreement and related other underwriting documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto supplied to the Underwriters in quantities as hereinabove stated, (b) the issuance, sale, transfer, and delivery (as applicable) of the Securities, including any transfer or other taxes payable thereon, (c) the qualification of the Securities under state or foreign "blue sky" or securities laws, including the costs of printing and mailing any preliminary and final "Blue Sky Survey" and the fees and disbursements of counsel for the Underwriters in connection therewith in the amount of up to $35,000 ($________ if Nasdaq National Market listing is not obtained) plus disbursements in connection therewith, (d) the filing fees payable to the NASD, and the jurisdictions in which such qualification is sought, (e) any fees relating to the listing of the shares of Common Stock on the Nasdaq National Market, (f) the cost of printing certificates representing shares of Common Stock and the Representative's Warrants (g) the fees of the transfer agent for the shares of Common Stock, (h) the cost of publication of "tombstone" advertisements with respect to the offering; provided that the cost thereof to the Company will not exceed $30,000 in the aggregate, (i) all expenses relating to the "roadshow" except the Underwriters' travel and lodging, and (j) a non-accountable expense allowance equal to three percent (3%) of the gross proceeds of the sale of the Firm Stock and any Additional Stock with respect to which the Over-allotment Option has been exercised to the Representative on the Closing Date or the Additional Closing Date, as the case may be (less $25,000 previously paid to the Representative). Notwithstanding the foregoing, if the offering contemplated hereby should be terminated, the Company agrees to pay the Underwriters only the out-of-pocket expenses incurred by the Underwriters in connection with the Agreement and the proposed offer, sale, and delivery of Securities.

         7. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Firm Stock and the Underwriters to purchase and pay for the Additional Stock, as provided herein, and the obligation of the Representative to purchase and pay for the Representative's Warrants, each as provided herein, shall be subject, in the discretion of the Representative's, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Underwriters, as of the date hereof and as of the Closing Date (or any Additional Closing Date, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:

         (a) The Registration Statement shall have become effective under the Securities Act not later than 6:00 P.M., New York City local time, on the date of this

Agreement or such later date and time as shall be consented to in writing by the Underwriters, on or prior to the Closing Date, or any Additional Closing Date, as the case may be, no Stop Order shall have been issued and no proceeding shall have been initiated or threatened with respect to a Stop Order, and any request by the Commission for additional information shall have been complied with by the Company to the reasonable satisfaction of counsel for the Underwriters. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act.

         (b) At the Closing Date and any Additional Closing Date, as the case may be, the Underwriters shall have received the opinion of Brock, Fensterstock, Silverstein, McAuliffe & Wade LLC, counsel for the Company, dated the date of delivery, addressed to the Underwriters, and in the form and scope satisfactory to counsel for the Underwriters, with reproduced copies or signed counterparts thereof for the Underwriters, to the effect that:

              (i) the Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing as such in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material Adverse Effect;

              (ii)    the authorized capital stock of the Company consists of
(1) 40,000,000 shares of Common Stock, of which 4,000,000 shares are outstanding and (ii) 4,000,000 shares of Preferred Stock, par value $.001 per share, none of which is outstanding. Each outstanding share of capital stock of the Company is free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. Each outstanding share of Common Stock is validly authorized and issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any preemptive or similar rights of stockholders. To the knowledge of such counsel, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company except as may be described in the Prospectus. Except as described in the Prospectus, there is outstanding no security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company. The certificates evidencing the Common Stock are in due and proper form;

              (iii) to the knowledge of such counsel, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor) with respect to the Company or any of its operations, businesses, properties, or assets, except as may be described in the Prospectus or such as individually or in the aggregate do not now have, and will not in the future have, a Material Adverse Effect. To the knowledge of such counsel, the Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be described in the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a Material Adverse Effect; nor is the Company required to take any action in order to avoid any such violation or default;

              (iv) to the knowledge of such counsel, neither the Company nor any other party is now, or is expected by the Company to be, in violation or breach of, or in default with respect to, any provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company, and, to the knowledge of such counsel, each such contract, agreement, instrument, lease, license, arrangement, or understanding is in full force and effect and is the valid, legal, and binding obligation of the parties thereto and is enforceable in accordance with its terms;

              (v) the Company is not in violation or breach of, or in default with respect to, any term of its respective Certificate of Incorporation or By-Laws;

              (vi) the Company has all requisite power and authority to execute, deliver, and perform this Agreement and the Representative's Warrants. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance by the Company of this Agreement and the Representative's Warrants. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally, is enforceable as to the Company in accordance with its terms. The Representative's Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be legal, valid, and binding obligations of the Company, each enforceable as to the Company in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement or the Representative's Warrants, except filings under the Securities Act which have been made prior to the Closing Date or Additional Closing Date, as the case may be, and consents consisting only of consents under "blue sky" or securities laws, which have been obtained. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement and the Representative's

Warrants; and the execution, delivery, and performance of this Agreement and the Representative's Warrants will not violate, result in a breach of, conflict with, result in the creation or imposition of any lien, charge, or encumbrance upon any properties or assets of the Company pursuant to the terms of, or, with or result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company to which any of its operations, business, properties, or assets are subject;

              (vii) each share of Firm Stock to be delivered on the Closing Date is validly authorized and, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or similar rights of stockholders. Each share of Additional Stock to be delivered on the Closing Date or any Additional Closing Date, as applicable, is validly authorized and, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or similar rights of stockholders. The Underwriters will receive good title to the shares of Firm Stock and Additional Stock purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. The Additional Stock has been duly ad validly reserved for issuance. The Stock conforms to all statements relating thereto contained in the Registration Statement or the Prospectus;

              (viii) the Warrant Shares are validly authorized and have been duly and validly reserved for issuance pursuant to the terms of the Representative's Warrants. The Representative's Warrants have been duly and validly issued and delivered. The Warrant Shares, when issued and delivered in accordance with the Representative's Warrants, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not have been issued in violation of any preemptive rights of stockholders. The Representative, and any other holders of the Representative's Warrants, will receive good title to the securities purchased by them upon exercise of the Representative's Warrants, free and clear of all liens, security interests, pledges, charges, encumbrance, stockholders' agreements, and voting trusts. The Representative's Securities conform to all statements relating thereto contained in the Registration Statement or the Prospectus;

              (ix) to the knowledge of such counsel, each contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been accurately described therein, and each contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement;

              (x) insofar as statements in the Prospectus purport to summarize the status of litigation or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases, or licenses, such statements have been prepared or reviewed by such counsel and accurately reflect the status of such litigation and provisions purported to be summarized and are correct in all respects;

              (xi) the Company is not an "investment company" as defined in the Investment Company Act and the rules and regulations thereunder and, if the Company conducts its business as set forth in the Prospectus, will not become an "investment company", and will not be required to be registered under the Investment Company Act;

              (xii) to the knowledge of such counsel, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, except by persons or entities which have waived such rights as described in the Registration Statement and the Prospectus;

              (xiii) there is no stamp duty, value-added tax or any similar tax or duty, payable by or on behalf of the Underwriters or the Company in Hong Kong in connection with the authorization, issuance, sale and delivery of the Securities to the Underwriters in the manner contemplated by this Agreement; and

              (xiv) the Registration Statement has become effective under the Securities Act, the Prospectus has been filed in accordance with Rule 424(b) of the Regulations, including the applicable time periods set forth therein, or such filing is not required. To the knowledge of such counsel, no Stop Order has been issued and no proceeding for that purpose has been instituted or threatened.

              In addition, such counsel shall state that in the course of the preparation of the Registration Statement and Prospectus, such counsel have participated in conferences with representatives of the Underwriters, officers and representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and that although such counsel have not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, and accordingly are not passing thereon, such counsel have no reason to believe that
(A) the Registration Statement (except as to financial statements and other financial data and schedules which are or should be contained therein, as to which such counsel need express no opinion) on the Effective Date, contained any untrue statement of a material fact required to be stated therein, or omitted to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, or (B) the Prospectus (except as to the financial statements and other financial data and schedules which are or should be contained therein, as to which such counsel need express no opinion), as of its date or the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) the Registration

Statement and the Prospectus do not appear on their face to comply as to form in all material respects with the requirements of the Securities Act and the applicable Regulations.

              In rendering such opinion, counsel for the Company may rely (A) as to matters involving the application of laws other than the laws of the United States and the laws of the State of New York, to the extent counsel for the Company deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance satisfactory to counsel for the Underwriters) of other counsel, acceptable to counsel for the Underwriters, familiar with the applicable laws, in which case the opinion of counsel for the Company shall state that the opinion or opinions of such other counsel are satisfactory in scope, form, and substance to counsel for the Company and that reliance thereon by counsel for the Company and the Underwriters is reasonable;
(B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company; and (C) to the extent they deem proper, upon written statements of certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company; provided that copies of any such opinions, certificates, or statements shall be annexed as exhibits to the opinion of counsel for the Company.

         (c) On or prior to the Closing Date and any Additional Closing Date, as the case may be, the Underwriters shall have been furnished such information, documents, certificates, and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in Section 7(b), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as the Underwriters may reasonably request.

         (d) At the Closing Date or any Additional Closing Date, as the case may be, (i) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Securities Act and the Regulations, and in all material respects conform to the requirements thereof; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in the business, properties, or condition (financial or otherwise), results of operations, future prospects, capital stock, long-term or short-term debt, or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the date on which the Registration Statement becomes effective under the Securities Act, and the Company shall not have incurred any material liabilities or entered into any agreements not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus, (iii) except as set forth in the Prospectus, no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation shall be pending, threatened, or in prospect (or any basis therefor) with respect to the Company, or any of its respective operations, businesses, properties, or assets which would be required to be set forth in the Registration Statement, wherein an unfavorable decision, ruling, or finding would have a Material Adverse Effect, and (iv) the Stock shall be quoted upon the Nasdaq National Market.

         (e) At the Closing Date and any Additional Closing Date, as the case may be, the Underwriters shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date or such Additional Closing Date, as the case may be, to the effect, among other things, that (i) the conditions set forth in Sections 7(a) and 7(d) have been satisfied,
(ii) as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate and correct, and (iii) as of the Closing Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior to such time have been fully performed.

         (f) At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, as the case may be, the Representative shall have received a letter, addressed to the Underwriters, and in form and substance satisfactory to the Representative, with reproduced copies or signed consents thereof for each of the Underwriters, from King Griffen & Adamson P.C., independent certified public accountants for the Company, dated the date of delivery:

              (i) confirming that they are, and during the period covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company and Medica within the meaning of the Securities Act and the published Regulations;

              (ii) stating that, in their opinion, the financial statements and schedules of the Company and Medica included in the Registration Statement examined by them comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations;

              (iii) stating that they have performed, with respect to the interim financial statements of the Company included in the Registration Statement, the procedures set out in Statement on Auditing Standards No. 71 ("SAS 71") for a review of interim financial information and providing the report of King Griffen & Adamson P.C. as described in SAS 71 on the interim financial statements of the Company;

              (iv) stating that, on the basis of procedures (but not an examination made in accordance with the generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and Boards of Directors of the Company and committees of such Board of Directors, inquires to certain officers and other employees of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that: (A) the unaudited financial statements and schedules of the Company included in the Registration Statement and Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and related published rules and regulations under the Securities Act or the Exchange Act or are not fairly presented in conformity with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Exchange Act) applied on a basis consistent with that of the audited financial statements appearing therein; (B) there was any change in the capital stock or long-term debt of the Company or any decrease in the total current assets or stockholders' equity of the Company as of the date of the latest available monthly financial statements of the Company as of a specified date not more than five business days prior to the date of such letter, each, as compared with the amounts shown in the December 31, 1996 balance sheets included in the Registration Statement and Prospectus, other than as described in the Registration Statement and Prospectus or any change or decrease (which shall be set forth therein) which, in the sole discretion of the Representative, the Underwriters shall accept, or (C) there was any decrease in the revenues, net income, or net income per share of Common Stock during the period from December 31, 1996 to the date of the latest available monthly financial statements of the Company or to a specified date not more than five business days prior to the date of such letter, each as compared with the corresponding prior period, other than as described in the Registration Statement and Prospectus or any decrease (which shall be set forth therein) which, in the sole discretion of the Representative, the Underwriters shall accept; and

              (v) stating that they have compared specific numerical data and financial information pertaining to the Company set forth in the Registration Statement, which have been specified by the Representative prior to the date of this Agreement, to the extent that such data and information may be derived from the general accounting records of the Company, and excluding any questions requiring any interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures (which procedures do not constitute an examination in accordance with the generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

         (g) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Securities shall be reasonably satisfactory in form and substance to the Representative and to counsel for the Underwriters, and the Underwriters shall have received from such counsel for the Underwriters opinions, dated as of the Closing Date and the Additional Closing Date, as the case may be, with respect to such of the matters set forth under Section 7(b), and with respect to such other related matters, as the Representative may reasonably request.

         (h) The NASD, upon review of the terms of the public offering of the Stock, shall not have objected to the Underwriters' participation in such offering.

         (i) On the Closing Date, the Company shall have sold the Representative's Warrants to the Representative and its designees.

         (j) Prior to or on the Closing Date, the Company shall have provided to the Representative copies of the agreements referred to in Section 2(u) and 5(v). In order to enforce this covenant (with respect to Section 2(u)), the Company shall impose stop-transfer instructions with respect to the shares of capital stock owned by the officers, directors and stockholders until the end of such period.

         Any certificate or other document signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company, as applicable, hereunder to the Underwriters as to the statements made therein. If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or any Additional Closing Date, as the case may be, is not so fulfilled, the Representative may, on behalf of the several Underwriters, terminate this Agreement or, if the Representative so elects, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

         8.   INDEMNIFICATION AND CONTRIBUTION.

         (a) Subject to the conditions set forth below, the Company agrees, to indemnify and hold harmless each Underwriter, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, reasonable attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or (B) any application or other document or communication (for purposes of this Section 8, collectively referred to as an "application") executed by, or on behalf of, the Company or based upon written information furnished by, or on behalf of, the Company filed in any jurisdiction in order to qualify the Securities under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter by, or on behalf of, such Underwriter through the Representative expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement; PROVIDED, that the Company will not be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with its obligations under this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

         If any action is brought against an Underwriter or any of its respective officers, directors, partners, employees, agents, or counsel, or any controlling persons of an Underwriter (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability they may have other than pursuant to this Section 8(a)), and the Company shall promptly assume the defense of such action, including, without limitation, the employment of counsel reasonably satisfactory to such indemnified party or parties and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from, or in addition to, those available to the Company in any of which events such fees and expenses shall be borne by the Company and neither the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties.

         Anything in this Section to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Securities, the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto, or any application.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters in Section 8(a), but only with respect to statements or omissions, if any, made in the Registration Statement, any Preliminary Prospectus, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information furnished to the Company as stated in this Section 8(b) with respect to any Underwriter by, or on behalf of, such Underwriter through the Representative expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or on any application, as the case may be (it being agreed that the only such information is that set forth in the stabilization legend on the inside front cover page of the Prospectus, the amounts of the selling concession and reallowance and the name of the Underwriters, and the number of shares of Firm Stock purchased by the Underwriters set forth in the Prospectus), provided, however, that the obligation of any Underwriter to provide indemnity under the provisions of this
Section 8(b) shall be limited to the amount which represents the product of (i) the number of shares of Stock underwritten by such Underwriter hereunder and the
(ii) the underwriting discount per share of Common Stock set forth on the cover page of the Prospectus. If any action shall be brought against the Company, or any other person so indemnified based on the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Underwriters pursuant to this Section 8(b), the Underwriters shall have the rights and duties given to the Company, and the Company, and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

         (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 8(a) or 8(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by, or on behalf of, any director of the Company, any officer of the Company who signed the Registration Statement, and any controlling person of the Company), as one entity, and the Underwriters (including for this purpose any contribution by, or on behalf of, an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, based on relative benefits so that the Underwriters are responsible for the proportion thereof equal to the percentage which the underwriting discount per share of Common Stock set forth on the cover page of the Prospectus represents of the initial public offering price per share of Common Stock set forth on the cover page of the Prospectus and the Company is responsible for the Company's proceeds, provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Underwriters in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Underwriters agree that it would be unjust and inequitable if the respective obligations of the Company and the Underwriters for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Underwriters and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8(c), each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee and agent of the Underwriters shall have the same rights to contribution as the Underwriters, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8(c). Anything in this Section 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 8(c) is intended to supersede any right to contribution under the Securities Act, the Exchange Act, or otherwise.

         9. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the

Closing Date and any Additional Closing Date, and such representations, warranties, covenants, and agreements of the Underwriters and the Company, including the indemnity and contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by, or on behalf of, the Underwriters or any indemnified person, or by, or on behalf of, the Company or any person or entity which is entitled to be indemnified under Section 8(b), and shall survive termination of this Agreement or the delivery of the Firm Stock and the Additional Stock, if any, to the Underwriters. In addition, the provisions of Sections 6, 8, 9, 12, and 14 shall survive termination of this Agreement, whether such termination occurs before or after the Closing Date or any Additional Closing Date.

         10. DEFAULT BY AN UNDERWRITER. If one or more of the Underwriters shall fail or refuse at a Closing Date to purchase and pay for any of the Stock agreed to be purchased by such Underwriter or Underwriters hereunder on such date and the aggregate number of shares of Firm Stock or Additional Stock, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of shares of Firm Stock or Additional Stock, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of shares of Firm Stock set forth opposite its name in Schedule I bears to the total number of shares of Firm Stock which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as the Representative may specify, to purchase the Firm Stock or Additional Stock, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of shares of Firm Stock or Additional Stock, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 3 hereof be increased pursuant to this Section 10 by an amount in excess of one-tenth of such number of shares of Firm Stock or Additional Stock, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Stock or Additional Stock, as the case may be, and the aggregate number of shares of Firm Stock or Additional Stock, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of shares of Firm Stock or Additional Stock, as the case may be, to be purchased on such date by all Underwriters in the event of a default by an Underwriter and arrangements satisfactory to the Representative and the Company for purchase of such shares of Firm Stock or Additional Stock, as the case may be, are not made within 48 hours after such default, this Agreement will terminate (except as provided in Section 9 hereof) without liability on the part of any non-defaulting Underwriter and the Company, except as otherwise provided in this Section 10. In any such case which does not result in termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date or the Additional Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         11.  EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

         (a) This Agreement shall become effective at 9:30 A.M., New York City local time, on the first full business day following the day on which the Registration Statement becomes effective under the Securities Act or at the time of the initial public offering by the Underwriters of the Firm Stock, whichever is earlier. The time of the initial public offering shall mean the time, after the Registration Statement becomes effective under the Securities Act, of the release by the Underwriters for publication of the first newspaper advertisement which is subsequently published relating to the Firm Stock or the time, after the Registration Statement becomes effective under the Securities Act, when the shares of Firm Stock are first released by the Underwriters for offering by the Underwriters or dealers by letter or telegram, whichever shall first occur. The Underwriters or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this
Section 11, by giving the notice indicated in Section 11(d) before the time this Agreement becomes effective under the Securities Act.

         (b) If the purchase price of the Firm Stock has not been determined as provided for in Section 3 prior to 4:30 p.m., New York City local time, on the third full business day after the date on which the Registration Statement was declared effective under the Securities Act, this Agreement may be terminated at any time thereafter either by the Underwriters or by the Company by giving notice to the other unless before such termination the purchase price for the Firm Stock has been so determined. If the purchase price of the Firm Stock has not been so determined prior to 4:30 p.m., New York City local time, on the tenth full business day after the date on which the Registration Statement was declared effective under the Securities Act, this Agreement shall automatically terminate forthwith.

         (c) In addition to the right to terminate this Agreement pursuant to Sections 7 and 10 hereof, the Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Date or any Additional Closing Date, as the case may be, by giving notice to the Company, and, if exercised, the Over-allotment Option, at any time prior to any Additional Closing Date, by giving notice to the Company, (i) if any domestic or international event, act, or occurrence has materially and adversely disrupted, or, in the opinion of the Representative will in the immediate future materially and adversely disrupt, the securities markets; or (ii) if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market; or (iii) if there shall have been an outbreak or increase in the level of major hostilities or other national or international calamity; or (iv) if a banking moratorium has been declared by a United States; or (v) if there shall have been a material interruption in the mail service or other means of communication within the United States if such interruption materially impairs the ability of the Underwriters to offer the securities for sale or materially impairs the securities markets generally; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or court or government action, order, or decree, which, in the opinion of the Representative, such event materially impairs the ability of the Underwriters to offer the securities for sale or materially impairs securities markets generally and will make it inadvisable to proceed with the offering, sale, or delivery of the Firm Stock or the Additional Stock, as the case may be; or (vii) if any material governmental restrictions shall have been imposed on trading in securities in general, which restrictions are not in effect on the date hereof; or (ix) if there shall be passed by the Congress of the United States or by any state legislature any act or measure, or adopted by any governmental body or authoritative accounting institute or board, or any governmental executive, any orders, rules, or regulations, which the Representative believes likely to have a material adverse effect on the business, financial condition, or financial statements of the Company or the securities market generally; or (x) if there shall have been such material and adverse change in the market for securities in general or in political, financial, or economic conditions as in the judgment of the Representative makes it inadvisable due to the material impact on the securities market generally to proceed with the offering, sale, and delivery of the Firm Stock or the Additional Stock, as the case may be, on the terms contemplated by the Prospectus.

         (d) If the Representative elects to prevent this Agreement from becoming effective, as provided in this Section 11 or to terminate this Agreement pursuant to Section 7 or Section 10 of this Agreement, the Representative shall notify the Company promptly by telephone, telex, facsimile or telegram, confirmed by letter. If, as so provided, the Company elects to prevent this Agreement from becoming effective or to terminate this Agreement, the Company shall notify the Representative promptly by telephone, telex, facsimile or telegram, confirmed by letter.

         (e) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 6, 8, 9, 13 and 14 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof. Anything in this Agreement to the contrary notwithstanding if this Agreement shall not become effective by reason of an election pursuant to this Section 11 or if this Agreement shall terminate or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement required by it to be performed or satisfied, the sole liability of the Company to the Underwriters, in addition to the obligations the Company assumed pursuant to Section 6 hereof, will be to reimburse the Underwriters for such out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) as shall have been incurred by it in connection with this Agreement or the proposed offer, sale, and delivery of the Securities, and, upon demand, the Company agrees to pay promptly the full amount thereof to the Underwriters.

         12. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, telexed, sent by facsimile or telegraphed, confirmed by letter, to Hampshire Securities Corporation, 640 Fifth Avenue, 4th Floor, New York, New York 10019, Attention: Mr. Jeffrey M. Berman, Senior Managing Director, with a copy to Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, Attention: Paul Jacobs, Esq.; or if sent to the Company, shall be mailed, delivered, telexed, sent by facsimile or telegraphed, confirmed by letter, to the Company, 12801 North Central Expressway, Dallas, Texas 75243, Attention: Bo W. Lycke, with a copy to Brock, Fensterstock, Silverstein, McAuliffe & Wade LLC, One Citicorp Center, 56th Floor, New York, New York 10022, Attention: Robert Steven Brown, Esq. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

         13. CONSTRUCTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of laws.

         14. CONSENT TO JURISDICTION. The Company irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of, or relating to, this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with
Section 12 and upon itself at the address set forth in the Registration Statement or such other address as such agent may designate by notice in accordance with Section 12. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint, or other process. Should the Company fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint, or other process so served.

         If the foregoing correctly sets forth the understandings between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                    Very truly yours,

                    CLAIMSNET.COM INC.




                    By:_______________________________________
                        Name:
                        Title:




                    Accepted as of the date first above
written in New York, New York

HAMPSHIRE SECURITIES CORPORATION



By:________________________________________
    Name:
    Title:

On behalf of itself and the other several
Underwriters named in Schedule I hereto

                                      SCHEDULE I


                                                      NUMBER OF SHARES OF
NAME                                                       FIRM STOCK
                                                        TO BE PURCHASED

Hampshire Securities Corporation  . . . . . . . . . . .











                                                                _________
         Total . . . . . . . . . . . . . . . . . . . .          2,700,000
                                                                ---------
                                                                ---------